Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended September 30, 2024 of Inno Holdings Inc., a Texas corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Principal Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 25, 2025

By:	/s/ Mengshu Shao
Mengshu Shao
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)